Exhibit 99.(a)(1)(D)

                                  ELECTION FORM
                    Exchange of Options for Restricted Stock

              (Note: You are only eligible to use this form if you
             own, in the aggregate, 1,000 or more Eligible Options)

[Employee Name]
[Employee Address]
Grant Summary

                                                                                                             Partial Tender
   Grant         Exercise      Expiration       Shares          Shares           Shares          Full          (Number of
   Date           Price           Date          Granted      Outstanding      Exercisable       Tender           Shares)
   -----         --------      ----------       -------      -----------      -----------       ------       --------------
                                                                                                  |_|        |_|  (________)
                                                                                                  |_|        |_|  (________)

      I have received the Offer to Exchange relating to PDI, Inc.'s ("PDI") offer to exchange certain options held by its employees. I understand that "Eligible Options" are only those options with an exercise price equal to or greater than $30 per share, and that the Offer is only available to employees who qualify as "Eligible Participants" and who remain "Eligible Participants" through the close of the Offer. I further understand that if (a) this Election Form relates to an option that is not an "Eligible Option" or (b) the number listed under "Shares Outstanding" above is zero, PDI will disregard this Election Form and no options will be exchanged under this Election Form.

      Acceptance of Offer

|_| I hereby elect to cancel the full number of shares outstanding under the Eligible Options listed above according to the terms and conditions stated in the Offer to Exchange.

      Rejection of Offer

|_| I do not accept the offer to exchange the Eligible Options listed above. I understand that I will not receive any consideration for my Eligible Options and my Eligible Options will continue on their current terms as described in the Offer to Exchange.

      Partial Exchange

|_| I hereby elect to cancel the number of shares outstanding under the Eligible Options below after "Partial Tender of Eligible Option." If the share amount elected below is not in a 500-share increment, I understand that you will reduce my election down to the nearest 500-share increment.

  Partial Tender of Eligible Option: _________     (number of shares tendered)

      I hereby agree that, unless I revoke my election before 5:00 p.m. Eastern Standard Time on April 30, 2003 (or a later expiration date if PDI extends the Offer), my election will be irrevocable, and if accepted by PDI, my surrendered Eligible Options will be cancelled in their entirety on or after such date. I understand that the consideration for the cancellation of my Eligible Option(s) will be in the form of Restricted Stock, with the number of shares of Restricted Stock that I will receive determined in accordance with the exchange ratios set forth in the Offer to Exchange. I further understand that the Restricted Stock will be evidenced by a Restricted Stock Award agreement which I will receive after April 30, 2003.


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

      I acknowledge and agree that, by accepting the Offer, I have agreed to all of the terms applicable to me in Exhibit 3 to the Offer to Exchange - "Form of Restricted Stock Award."

      I acknowledge and agree that neither the ability to participate in the Offer nor actual participation in the Offer shall be construed as a right to continued employment with PDI or my employer (except on an at-will basis, unless otherwise required by local law). I agree that PDI has made no representations or warranties to me regarding the Offer or the future pricing of PDI stock, and that my participation in the Offer is at my own discretion.

      I AGREE THAT PDI SHALL NOT BE LIABLE FOR ANY COSTS, TAXES, LOSS OR DAMAGE THAT I MAY INCUR THROUGH MY ELECTION TO PARTICIPATE IN THIS OFFER.

Optionee Signature: _____________________________     Date: ____________________
e-mail address: __________________________

PLEASE FAX YOUR SIGNED AND COMPLETED ELECTION FORM TO (201) 258-8410 BY NO LATER THAN 5:00 P.M., EASTERN STANDARD TIME ON APRIL 30, 2003 (OR A LATER EXPIRATION DATE IF PDI EXTENDS THE OFFER).


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